EXHIBIT 99.1

PRESS RELEASE

August 19, 2004

CRESCENT BANKING COMPANY

P.O. Box 668, 251 Hwy 515, Jasper, GA 30143, (678) 454-2265, (800) 872-7941, Fax (678) 454-2299

CRESCENT BANKING COMPANY

TO ACQUIRE FUTURUS FINANCIAL SERVICES, INC.

Crescent Banking Company (“Crescent”) is pleased to announce the execution of a definitive agreement to acquire Futurus Financial Services, Inc. (“Futurus”) and Futurus Bank, N.A., its wholly-owned subsidiary, a $66 million asset community bank. Futurus is headquartered in Alpharetta, Georgia and has a loan production office in Loganville, Georgia.

In the transaction, which has been approved by the boards of directors of both companies, most Futurus shareholders will receive a cash payment of $10 per share of Futurus common stock. Two Futurus directors, who will join the Board of Crescent Bank and Trust Company (Crescent’s wholly-owned commercial banking subsidiary), and two members of Futurus’ senior management who will become employees of Crescent Bank and Trust Company, are expected to receive restricted shares of Crescent common stock equivalent to $10 per share of Futurus common stock. The transaction is valued at approximately $10 million.

Mr. J. Donald Boggus, Crescent’s President and Chief Executive Officer stated: “We are delighted to welcome Futurus into our community bank network and excited to be in the dynamic markets of greater Atlanta served by Futurus. A presence in these markets will compliment our existing locations in the high growth markets of Forsyth, Cherokee, Bartow and Pickens Counties. We expect this transaction to be accretive to Crescent’s earnings immediately.” Upon completion of the merger transaction, Crescent will have approximately $500 million in assets, with 12 banking offices in six high growth counties. The transaction is expected to close in the fourth quarter of 2004, subject to approval by Futurus’ shareholders and customary regulatory approvals, and will be taxable to Futurus’ shareholders for federal income tax purposes.

Crescent is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $424.9 million and consolidated shareholders’ equity of $51.9 million, or $20.95 per share, as of June 30, 2004. Crescent had approximately 2.5 million shares of common stock outstanding at June 30, 2004. The Company’s common stock is listed on the Nasdaq SmallCap Market under the symbol “CSNT.”

Crescent was represented in the transaction by BankersBanc Capital Corporation, as financial advisor. Futurus was represented by Burke Capital Group, LLC, as financial advisor.

Certain of the statements in this press release are “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the” Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such statements include, but are not limited to, statements about the benefits of the acquisition of Futurus by Crescent, including future financial and operating results, Crescent’s plans, objectives, expectations and intentions. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the acquisition on the proposed terms and schedule; the failure of Futurus shareholders to approve the acquisition; the risk that Crescent and Futurus may not have the ability to effect the proposed acquisition; the risk that the businesses will not be integrated successfully, including integration of information systems and retention of key personnel; the risk that the cost savings and any revenue synergies from the acquisition may not be fully realized or may take longer to realize than expected; disruption from the acquisition making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the United States and internationally. Additional factors that could cause Crescent’s results to differ materially from those described in the forward-looking statements can be found in the annual report on Form 10-K for the year ended December 31, 2003 under “Special Cautionary Notice Regarding Forward Looking Statements” and otherwise in Crescent’s SEC reports and filings available at the Securities and Exchange Commission’s Internet site www.sec.gov. Crescent does not undertake any obligation to update its forward-looking statements.

This is not a solicitation of proxies from Futurus shareholders and is not an offer to sell nor a solicitation of an offer to purchase any shares of Crescent common stock.